Consulting Agreement

THIS AGREEMENT (the “Agreement”), is effective dated as of November 1st 2014, by and between Amarantus BioScience Holdings, Inc., a Nevada corporation (the “Company”), and NeuroAssets SARL, a company registered in Vevey, Switzerland (the "Consultant) This Agreement runs concurrently with the Agreement dated November 1st 2013 between Company and Consultant and does not replace it.

W I T N E S S E T H:

WHEREAS, the Company desires to retain, and has retained, the Consultant and the Consultant desires to be retained by, and has been retained by, the Company pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

Section 1. RETENTION and TERM.

(a)	The Company hereby retains, and has retained, the Consultant on an non-exclusive basis from the effective date to perform the services set forth in Section 1(b), commencing on the date hereof, and the Consultant hereby accepts, and has accepted, such retention and shall perform for the Company the duties described herein, faithfully and to the best of the Consultant’s ability. David A. Lowe, PhD shall be responsible for the quality of the services provided by NeuroAssets, SARL to fulfill the terms of this Agreement.

(b)	The Consultant shall serve, and has served, in the following fields: gathering and processing of scientific literature and information relating to molecules and molecular mechanisms pursued by the Company; sourcing and due diligence of new programs for acquisition and/or licensing by the Company; preclinical and clinical development of the Company programs; performance of experimental, developmental, or research work relating to molecules and molecular mechanisms pursued by the Company; assistance with intellectual property filings and prosecutions, including the creation of additional inventions; assisting the CEO with fund raising, mergers, acquisitions and licensing activities; grant and other non-dilutive funding acquisition; strategic and operational advice to the CEO; and render such advice and services to the Company as may be reasonably requested by the Company (the "Services").

(c)	The term of the consultancy shall begin on the November 1st 2014, and terminate on October 31st 2015. The term may be shortened, extended or modified by mutual written agreement between the Consultant and the Company.

(d)	The Consultant shall provide its own office and equipment and cover all associated overhead costs including telecommunications, human resources costs, (Swiss Federal taxes, insurances, etc.), and its own secretarial support.

(e)	Consultant will provide the Services by directing its employee, David A. Lowe, PhD, devote 60% of his business time to performing such Services. While providing the Services, David A. Lowe, PhD shall assume the role of President Amarantus Europe.

Section 2. COMPENSATION.

a)	In consideration for the Consultant providing the Services described above, the Company shall compensate the Consultant at the monthly rate of seventeen thousand and two hundred and fifty (17,250)US Dollars. The compensation shall be due and payable the fifteenth (15th) of each calendar month commencing with the effective date upon execution of this agreement.
b)	A success bonus of USD 60,000 shall be payable when the Company is uplisted from OTC to NYSE or NASDAQ.

c)	Except as otherwise provided for herein, all fees due to the Consultant hereunder are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances

Section 3. EXPENSES.

The Company shall reimburse the Consultant for all pre-approved (in advance and in writing) out-of-pocket expenses incurred by the Consultant in connection with its duties hereunder with respect to the Company. Such expenses shall include travel, associated hotel accommodation and sustenance. Any such expenses shall be evidenced by written documentation prior to reimbursement. Reimbursement by the Company to the Consultant, or to any third party designated by the Consultant, shall be made within 30 days of presentation of expenses to the Company by the Consultant. Consultant shall travel business class on any flights lasting more than five (5) hours, and in first class on train journeys. The Consultant shall make its own travel arrangements unless the Company prefers to do so.

Section 4. TERMINATION. Either party may terminate this Agreement at any time for any reason or no reason by providing sixty (60) days prior written notice thereof; however, such termination shall not remove the Company’s nor the Consultant’s obligations that survive per the terms of the Agreement, including, but not limited to, the Company’s obligation to pay Compensation already earned by the Consultant according to Section 2 and 3 of this contract.

Section 5. CONFIDENTIAL INFORMATION. The Consultant agrees that during and after the term of this Agreement, it shall keep in strictest confidence, and shall not disclose or make accessible to any other person, except those under the same confidentiality terms as described herein, without the written consent of the Company, the Company’s products, services and technology, both current and under development, promotion and marketing programs, lists, trades secrets and other confidential and proprietary business information of the Company of or any of its clients and third parties including, without limitation, Proprietary Information and Work Product (as defined in Section 6) (all of the foregoing is referred to herein as the “Confidential Information”). The Consultant agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company’s facilities at any time except, in each case, as required in connection with the Consultant’s duties hereunder. Notwithstanding the foregoing, the parties agree the Consultant is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Consultant’s own independent skill, knowledge, know-how and experience to whatever extent and in whatever way it wishes, in each case consistent with its obligations as the Consultant and that, at all times, the Consultant is free to conduct any research relating to the Company’s business.

The Company agrees that during the term and after this Agreement it shall not disclose in a press release the Consultant’s engagement with the Company, without the written consent of the Consultant.

Section 6. OWNERSHIP OF PROPRIETARY INFORMATION.

(a)	The Consultant agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the “Affiliates”) (including, without limitation, information relating to the development of the Company’s business created, discovered, developed by the Company any of its affiliates during the term of this Agreement, and information relating to the Company’s customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including, without limitation, the right to make application for statutory protection. All the aforementioned information is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company’s Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

(b)	The work product (“Work Product”) produced by Consultant or its employees under this Agreement or related to this Agreement and all proprietary rights therein shall be and are the property of Company. Work Product includes, but is not limited to inventions, discoveries, compounds, reports, memoranda, drawings, computer programs, devices, models, or other materials of any nature, or information relating to any of the foregoing, which are or were generated in connection with the Services described in this Agreement, including the Schedule A attached hereto. Consultant will assign and does hereby assign to Company all patents, copyrights, trademarks and trade secrets conceived or reduced to practice which are Work Product pursuant to this Agreement. Notwithstanding the foregoing, Company makes no claim of ownership to pre-existing technology owned by Consultant prior to October 1, 2012, except that Consultant grants a non-exclusive, royalty free right to use such technology in association with the Work Product. Consultant will cooperate with Company in the enforcement and perfection of Company’s rights. All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Consultant that is not Work Product, shall be the sole and exclusive property of the Consultant.

(c)	Consultant’s Employees. Consultant shall have a written agreement with each of its employees who will be exposed to the Proprietary Information requiring them to comply with Consultant’s obligations with respect to Proprietary Information. Furthermore, Consultant shall have written agreements with each of its employees to enable the Consultant to effect its obligations regarding assignment of Work Product described in Section 6(b). Consultant shall not solicit the services of or offer employment to any person who is (or was during the prior twelve months) an employee of Company.

Section 7. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) by email and email attachment(s) with confirmed acknowledgement to the respective email addresses of the Company and the Consultant; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid.

Section 8. STATUS OF CONSULTANT. The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in the Agreement, shall have no authority to act for or on behalf of or represent the Company, unless agreed to by separate written agreement. This Agreement does not create a partnership or joint venture.

Section 9. OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that the Consultant now renders and may continue to render consulting and other services to other companies that may or may not conduct business and activities similar to those of the Company.

Section 10. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interest or obligations hereunder may be assigned by the Consultant without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Consultant.

Section 11. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 12. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

Section 13. NON-WAIVER. The failure of any party to insist upon the strict performance of any of the term, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of the Agreement on the party of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Section 14. REMEDIES FOR BREACH. The Consultant and The Company mutually agree that any breach of Sections 2, 4, 5, or 6 of this Agreement by the Consultant or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party’s obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it. The defaulting party shall pay all attorneys’ fees and costs incurred by the other party in enforcing this Agreement.

Section 15. GOVERNING LAW. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the State of Nevada. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nevada without regard to such state’s principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Agreement shall be in the state and/or federal courts situated State of Nevada. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of the process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

Section 16. HEADINGS. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

Section 17. COUNTERPARTS. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email transmission of scanned attachments, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such emailed signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Amarantus Bioscience Holdings, Inc.

By: __/s/ Gerald Commissiong_____________________

Name: Gerald Commisiong

Title: President & CEO

Email: gerald@amarantus.com

Amarantus Bioscience Holdings, Inc.

655 Montgomery Street

Suite 900

San Francisco, CA 94111

United States of America

NeuroAssets SARL

__/s/ David A. Lowe__________________________

Name: David A. Lowe

Title: President & CEO

Email: david.lowe@neuroassets.com

NeuroAssets SARL

Rue du Lac 43

CH-1800 VEVEY

Switzerland

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